                                                                    EXHIBIT 10.6


--------------------------------------------------------------------------------
                          TRADEMARK LICENCE AGREEMENT
--------------------------------------------------------------------------------



                                 BY AND AMONG:


                            (1)WIPRO LIMITED

                            (2)WIPRO EPERIPHERALS LIMITED

                            (3) WIPRO TRADEMARKS HOLDING LIMITED

                            (4)   PROMOTERS




                             Dated August 30, 2000

                          TRADE MARK LICENSE AGREEMENT

THIS AGREEMENT is made as of the 30th day of August 2000 by and between:


WIPRO LIMITED, a company deemed to be registered under the Companies Act, 1956, having its registered office at Doddakannelli, Sarjapur Road, Bangalore - 560 035 (hereinafter referred to as "Wipro" which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns) of the First Part; and

WIPRO ePERIPHERALS LIMITED, a company registered under the Companies Act, 1956, having its registered office at 40/1A Basappa Complex, Lavelle Road, Bangalore (hereinafter referred to as "the Company" which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns) of the Second Part.

WIPRO TRADEMARKS HOLDING LIMITED, a company deemed to be registered under the Companies Act, 1956, having its registered office at Doddakannelli, Sarjapur Road, Bangalore - 560 035 (hereinafter referred to as "WTMHL" which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns) of the third Part; and

THE PARTIES listed in Exhibit A to this Agreement (hereinafter collectively referred to as "Promoters" which term and expression shall include its successors and assigns)

WHEREAS

A. Wipro is a diversified company having a presence in a number of businesses. Wipro, has, inter alia, been carrying on the business of manufacture and marketing of computer peripherals through its Peripherals Systems Division (PSD).

B. Wipro is a licensee of the trade name, brand name and/ or logo as described in Schedule 1 to this Agreement (hereinafter referred to as the "the Trade Mark") pursuant to a Trade Name License and Use Agreement between Wipro TradeMarks Holding Limited and Wipro and consequently enjoys various rights therein;

C. Wipro has decided to restructure PSD as a separate legal entity to allow entrepreneurial talent, to get strategic investment, to facilitate the growth of the volume driven product business in the new entity and to create value for its shareholders.

D. Consequent to this, Wipro and the Company has entered into a Business Sale and Purchase Agreement dated August 30, 2000 in terms of which the PSD of the Company has been sold by Wipro to the Company.

E. In terms of the conditions contained in the Business Sale and Purchase Agreement, Wipro agrees to assign certain Intellectual Property Rights as per the details set out in Schedule 1 to this Agreement (hereinafter referred to as "Intellectual Properties")

F. Therefore, the Parties hereto are now entering into this Trade Mark License Agreement whereby Wipro has agreed to assign certain Intellectual Property Rights.

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1.     DEFINITIONS AND INTERPRETATIONS


1.1    Definitions

       In this Agreement , the terms listed below shall, unless the context requires otherwise have the meanings attached to them. These terms may be identified by the capitalisation of the first letter of each principal word thereof.:

1.1.1  "Agreement" shall mean this Trade Mark License Agreement.

1.1.2 "New Products" means any products (other than the Products) that the Company may launch or introduce or market or manufacture.

1.1.3 "Party" means either of Wipro and / or the Company and "Parties" shall refer to both of them collectively.

1.1.4  "Products" means the products set out in Schedule  3   to this
        Agreement.

1.1.5 "Promoters" means all the shareholders of the purchaser (other than the Vendor) each of whom individually hold more than 0.5% of the equity share capital of the Purchaser.

1.1.6 "Related Agreements" shall refer to Business Sale and Purchase Agreement, Participation and Management Agreement, Facilities and Services Agreement and Intellectual Property Assignment Agreement

1.1.7 "Trade Mark" shall mean the trade name, brand name and/or logo having the name "Wipro" either as suffix or prefix as detailed in Schedule 2 to this Agreement.


1.2    Interpretation

Unless otherwise stated or unless the context otherwise requires, in this
Agreement:

(a) References to any document or agreement including this Agreement shall be deemed to include any references to such documents or agreement as amended, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein.

(b) References to a statute, ordinance or other law shall be deemed to include regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

(c) References herein to Clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement. The headings are inserted for convenience only and shall not affect the construction of this Agreement.

(d) Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

(e) Unless the context requires otherwise any words or items which are not specifically defined in this Agreement shall have the same meaning assigned to it in the Business Sale and Purchase Agreement and Participation and Management Agreement.

2.    GRANT OF LICENSE



2.1 Subject to the terms and conditions of this Agreement, Wipro has permitted the Company to use the Trade mark "Wipro" as a prefix to its corporate name registered with the Registrar of Companies. Within one year of the date of this Agreement or six (6) months prior to its IPO, whichever is later, the Company shall change it's name to ensure that the word "Wipro" is no longer used as part of its corporate name.

2.2 Subject to the terms and conditions of this Agreement, Wipro hereby grants to the Company a non-exclusive license to use the Trade Mark as detailed in Schedule 2:

      (a)  Solely in relation to its Products;
      (b) Stationery, packing material, visiting cards and advertising materials of the Company solely in relation to such Products.

      Such license shall expire at the end of three years from the date of this Agreement.

      However, after the expiry of the said terms of three years, the parties may mutually agree for a right to use the Wipro brand on such terms and conditions as may be mutually agreed upon.

2.3 The Company shall not be entitled to use the Trade Mark in relation to any New Products unless Wipro grants to the Company a license to use the Trade Mark in relation to such New Products. For a period of two (2) years from the date of this Agreement, Wipro shall not unreasonably refuse to grant a license to use the Trade Mark in relation to the New Products. Thereafter Wipro shall be free, at its own discretion, to refuse to grant a license without providing any reason whatsoever. Any such license granted by Wipro under this Clause 2.3 shall expire at the end of the three years from the date of this Agreement.

2.4 The license of the Trade Mark by Wipro to the Company shall not be licensed along with the goodwill of the business enjoyed by Wipro in India in respect of use of the Trade Mark. Consequently, the Company shall not have any right to the goodwill that exists or that may exist in relation to the Trademark.

2.5 In consideration of giving the Company the rights under Clause 2.1, the Company shall pay Wipro an amount of Rs.25.00 Mn ( RupeesTwenty five Million) per year for the three years from the date of this Agreement).

2.6 The consideration payable under this clause shall be paid by the Company to Wipro if the brand name "Wipro" is used by the Company even once either as part of its name or in relation to its product.

2.6 The consideration payable under Clause 2.5 above shall be payable by the Company to Wipro in the following manner;

    Quarter ending                 Amount payable           Due date for payment

    September 30, 2000             Rs.20,85,000             October 31, 2000

    Dec 31, 2000 to June 30, 2003  Rs.6,252,000 per quarter Within 30 days from end of every quarter

(11 quarters)             (Rs.68,772,000 for 11 quarters)
September 30, 2003        Rs. 41,43,000                      October 31, 2003

Total                     Rs.75,000,000

      Any delay in payment beyond the above due dates shall be liable to an interest @ 18% p.a. from the due date till the date of payment.

2.8 Notwithstanding anything contained in Clause 2.6, in the event of termination of this Agreement for any reason whatsoever, all monies payable by the Company to Wipro shall become due and payable immediately.

2.9 The trade mark "Wipro, as well as the Wipro brand name shall at all times be used by the Company in accordance with the internal policies and procedures hereafter referred to as the "Identity Manual" for usage of such trade mark, trade name as issued by Wipro from time to time.

3.    PROTECTION OF THE TRADE MARK

3.1 The Parties agree to take all necessary steps and to exert best efforts at all times to ensure protection (statutory or otherwise) of the Trade Mark. Consistent with this obligation, the Company agrees to execute all papers and documents that Wipro may deem necessary or may require to ensure protection of it's intellectual property rights in the Trade Mark, both during and after the period of license granted under this Agreement.

3.2   Every use of the Trade Mark shall be to the benefit of Wipro.

3.3 The Company shall not, at any time, do or suffer any act to be done which may in any way impair the rights of Wipro in the Trade Mark. The Company shall use its best efforts to discover and, in so far as it is within its power, to prevent any infringement of Wipro's rights in the Trade Mark.

3.4 The Company acknowledges and accepts Wipro's proprietary rights and ownership in the Trade Mark and the Company shall not at any time do or cause to be done any act or thing, directly and indirectly, contesting or in any way impairing any part of the Wipro's rights in relation to the Trade Mark or the goodwill symbolised thereby.

3.5 The Company agrees that it will not in any manner represent that it has any ownership, interest in or to the Trade Mark or to any registration(s) or application(s) for registration thereof, and hereby expressly waives any future rights or claims accruing or arising in the Trade Mark in any manner or form whatsoever.

3.6 Wipro hereby authorises the Company and the Company in turn undertakes to use the Trade Mark solely in accordance with the terms and conditions of this Agreement and by ensuring compliance with identity manual for use of the Trade Mark (including stipulations with respect to quality standards in relation to the Products and restrictions with respect to New Products) that Wipro may give the Company from time to time.

3.7 The Company shall permit Wipro or its appointed representative at all reasonable times to enter any of the premises of the Company, or the premises from which the Business (or any part thereof) is undertaken, to inspect the arrangements in relation to the manufacture and marketing of the Products (or any New Products).

3.8 If any aspect of the Business of the Company does not, in the opinion of Wipro, conform to the identity manual of Wipro, Wipro shall inform the Company in writing and the Company cease to use the Trade Mark at the end of 60 days unless the Company has, to the satisfaction of Wipro, made such changes to ensure that the policies and procedures laid down by Wipro in the identity manual are met.

3.9 Wipro shall have the right to request that the Company change any marketing literature, promotional and advertising material, publications, stationary and building signage which display the Trade Mark produced by or on behalf of the Company, which Wipro believes is or may be misleading or which is or may be detrimental to the validity or reputation of the Trade Mark or which misuses the Trade Mark, and the Company shall immediately comply with such request.


4.    DEVELOPMENT OF THE TRADE NAME

4.1 On account of the Company deriving benefit from the promotion of the Trade Mark by Wipro, the Company agrees to pay Wipro an amount of Rs.3.00 Mn (Rupees Three Million) per year for three years. The same shall be the Company's contribution for the promotion of the Trade Mark

4.2 The amount payable under clause 4.1 shall be paid by the Company to Wipro irrespective of the actual quantum of usage by Wipro towards promotion of the trade mark.

4.3 The considerable payable under Clause 4.1 above shall be payable by the Company to Wipro in the following manner;

Quarter ending                   Amount payable             Due date for payment

September 30, 2000               Rs.252,000                 October 31, 2000

Dec 31, 2000 to June 30, 2003    Rs.825,000 per quarter     Within 30 days end
                                                            of every quarter

(11 quarters)                    Rs.8,250,000 (for 11 quarters)
September 30, 2003               Rs.  498,000               October 31, 2003

Total                            Rs.90,00,000

      Any delay in payment beyond the above due dates shall be liable to an interest @ 15% p.a. from the due date till the date of payment.

      Notwithstanding anything contained in Clause 4.3, in the event of termination of this Agreement for any reason whatsoever, all monies payable by the Company to Wipro shall become due and payable immediately.

5.    INFRINGEMENT

5.1 The Company shall forthwith notify Wipro in writing, of any (actual, suspected or apparent) infringement, counterfeiting or passing off, or of any circumstances which may adversely affect the rights of Wipro in the Trade Mark, of which the Company is cognisant, immediately on such information or knowledge being received by the Company. On receipt of such information, Wipro shall be free to take all steps (including legal action) that may be necessary.

5.2 Wipro shall, at its sole discretion and at its costs, defend any action (whether legal or other) with a view to protect the Trade Mark in India and to put an end to any such infringement, counterfeiting or passing off action and the Company will provide all assistance and co-operation to Wipro in this regard. Any award of damages by the Court or other authority shall inure to the benefit of Wipro. The Company shall not be entitled to take or institute any such action (either by way of informal protest, actions or proceedings) without the express written approval of Wipro.

5.3   Notwithstanding Clause 5.2 all cost for ;

      a. defending the name "Wipro ePeripherals" or any name which has either a suffix or prefix of Wipro and usage of the letter "W" along with its name shall be solely to the account of the Company.

      b. Defending all cases which arises out of any wrongful usage of the trade mark "Wipro" or trade name "Wipro".

6.    LIMITATION OF LIABILITY

6.1 The Company shall not be liable for any claims, damages, losses, costs and expenses or any other financial or other liabilities arising out of or relating to the use of the Trade Mark by Wipro or any other group company of Wipro, prior to the date of this Agreement.

6.2 Wipro shall not have any liability to the Company for claims by third parties or any consequential losses, direct or indirect, suffered by the Company with respect to the use of the Trade Mark by the Company on and after the date of this Agreement.


7.    TERM AND TERMINATION


7.1 At any time during the existence of a license to use the Trade Mark, provisions of this Agreement and the licenses granted under Clause 2 in particular may be terminated:

      (a) Immediately upon the termination or expiration, for any reason whatsoever, of any of the Related Agreements for any reason whatsoever,

      (b) Immediately, in case of winding up, liquidation, filing for bankruptcy or compounding in respect of the Company.

      (c) by mutual agreement of the Parties, and the termination in such case will be effective at such time as may be agreed in writing between Wipro and the Company.

7.2 Either Party shall also have the right to terminate this Agreement by giving thirty (30) days' notice in writing to the other Party, in case such other Party commits a material breach of the provisions of this Agreement fails to remedy such breach to the satisfaction of the Company within thirty (30) days after receiving written notice for remedying such material breach.

7.3 Any termination of this Agreement, as aforesaid, shall not relieve any Party of any obligations and liabilities accrued prior to the date of termination.


8.    NO AGENCY

      The Parties agree that the relationship between Wipro and the Company under this Agreement is that of principal to principal and no agency shall be established as a result of this Agreement.

9.    WAIVER

      The failure, with or without intent, of any Party to insist upon the performance (in strict conformity with the literal requirements) by the other Party of any term or stipulation of this Agreement, shall not be treated or deemed to constitute a modification of any terms or stipulations of this Agreement. Nor shall such failure or election be deemed to constitute a waiver of the right of such Party at any time whatsoever thereafter to insist upon performance by the other party strictly in accordance with any terms or provisions hereof.

      All terms, conditions and obligations under this Agreement shall remain in full force and effect at all times during the subsistence of this Agreement except where otherwise amended or modified by them by mutual written agreement.


10.   ENTIRE AGREEMENT AND MODIFICATIONS

      The Parties confirm and acknowledge that this Agreement shall constitute the entire agreement between them and shall supersede and override all previous communications, either oral or written, between the Parties with respect to the subject matter of this Agreement, and no agreement or understanding varying or extending the same shall be binding upon any Party unless arising out of the specific provisions of this Agreement.

      No amendment, modification or addition to this Agreement shall be effective or binding on either of the Parties unless set forth in writing and executed by them through their duly authorised representatives; and subject to obtaining requisite approval, if any, following such execution.


11.   NOTICES

      All notices, communications and other correspondence required or permitted by this Agreement shall be in writing and shall be sent by (a) facsimile, with confirmation copy sent by registered first class airmail, (b) by personal delivery with acknowledgement of receipt or (c) by registered, first class air mail, return receipt requested and postage prepaid, to the following address:

      in the case of the Wipro to:  Corporate Vice President - Legal and Company
                                    Secretary
                                    WIPRO Limited
                                    Doddakannelli, Sarjapur Road
                                    Bangalore - 560 035

                           Fax:     91 (80) 844 0051

      in the case of Company to:    Chief Executive Officer
                                    Wipro ePeripherals Limited
                                    40/1A Basappa Complex
                                    Bangalore

                           Fax      2270378
      in the case of
      Wipro Trademarks Holding Ltd  Director
                                    Wipro Trademarks Holding Ltd.
                                    Doddakannelli, Sarjapur Road
                                    Bangalore

                           Fax      8440051

      In the case of Promoters      Ram N Agarwal
                                    209/1B, HAL II Stage
                                    16 B Main

                                    Bangalore 560 008

      All such notices, communications and correspondence shall be sent and deemed to have been received as follows: (i) if by facsimile, upon receipt of the confirmation copy; and (ii) if by personal delivery, courier or registered, first class airmail, upon receipt or refusal of delivery. A Party may change the address to which notices are to be sent by a notice given in accordance with these provisions. All notices will be in English.



12.   SEVERABILITY

      Should any part of this Agreement be declared illegal or unenforceable, the Parties will co-operate in all ways open to them to obtain substantially the same result or as much thereof as may be possible, including taking appropriate steps to amend, modify or alter this Agreement.

      If any term or provision of this Agreement shall be hereafter declared by a final adjudication of any tribunal or court of competent jurisdiction to be illegal, such adjudication shall not alter the validity or enforceability of any other term or provision unless the terms and provisions declared (by either Party) shall be one expressly defined as a condition precedent or as of the essence of this Agreement, or comprising an integral part of, or inseparable from the remainder of this Agreement.


13.   GOVERNING LAW AND ARBITRATION

13.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of India.

13.2 Any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof, if the same cannot be settled amicably among the Parties concerned, shall be settled by final and binding arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings, shall take place at Bangalore in India and the proceedings shall be exclusively in English.

13.3 No Party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute until such matter shall have been submitted to arbitration and determined as provided above, and then only for the enforcement of the arbitral award.

13.4 Pending the resolution of a dispute by arbitration, the Parties shall, except in the event of termination, continue to perform all their obligations under this Agreement without prejudice to a final adjustment in accordance with the arbitral award.

13.5 Notwithstanding anything contained herein, the Parties shall have a right to institute legal proceedings to prevent any continuing breach of the provisions of this Agreement to seek an injunctive or any other specific relief.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by and through their duly authorised representatives as of the date written herein.

SIGNED by Suresh C Senapaty
Corporate Executive VP-Finance                   )
for and on behalf of WIPRO                       )
in the presence of: Satish Menon                 )
Corporate Vice President-Legal & Company Secretary

SIGNED by Ram N Agarwal                          )
for and on behalf of THE COMPANY                 )
in the presence of: G Srinivasan                 )


SIGNED by  Suresh C Senapaty                     )
for and on behalf of WIPRO TRADEMARKS HOLDING LTD.)
in the presence of:


SIGNED by Ram N Agarwal                          )
for and on behalf of THE PROMOTERS               )
in the presence of: G Srinivasan

                                                                      Schedule 1
                                                to the Trade Mark User Agreement
                                                   between Wipro and the Company

Wipro Trade Mark Description


Wipro
Wipro Applying Thought
Rainbow Flower

                                                                      Schedule 2

------------------------------------------------------------------------------------------------------------
S.NO              APLN.NO.                           TRADE MARK                             CLASS
------------------------------------------------------------------------------------------------------------
1.                          847030  WIPRO EX 100 SK                                                       16
------------------------------------------------------------------------------------------------------------
2.                          847031  WIPRO HQ 2400                                                         16
------------------------------------------------------------------------------------------------------------
3.                          847032  WIPRO LQ 1050+DK                                                       9
------------------------------------------------------------------------------------------------------------
4.                          847033  WIPRO LQ 1050+DK                                                      16
------------------------------------------------------------------------------------------------------------
5.                          847034  WIPRO HQ 1040+                                                         9
------------------------------------------------------------------------------------------------------------
6.                          847035  WIPRO FX 1170                                                         16
------------------------------------------------------------------------------------------------------------
7.                          847036  WIPRO HQ 2400                                                          9
------------------------------------------------------------------------------------------------------------
8.                          847037  WIPRO HQ 200SX                                                        16
------------------------------------------------------------------------------------------------------------
9.                          847038  WIPRO HQ 200SX                                                         9
------------------------------------------------------------------------------------------------------------
10.                         847039  WIPRO HQ 1040+                                                        16
------------------------------------------------------------------------------------------------------------
11.                         847040  WIPRO FX 1170                                                          9
------------------------------------------------------------------------------------------------------------
12.                         847041  WIPRO EX 200DK                                                         9
------------------------------------------------------------------------------------------------------------
13.                         847042  WIPRO WX 1050                                                          9
------------------------------------------------------------------------------------------------------------
14.                         847043  WIPRO LX 800                                                           9
------------------------------------------------------------------------------------------------------------
15.                         847044  WIPRO EX 1050                                                         16
------------------------------------------------------------------------------------------------------------
16.                         847045  WIPRO LX 840                                                           9
------------------------------------------------------------------------------------------------------------
17.                         847046  WIPRO LX 800                                                          16
------------------------------------------------------------------------------------------------------------
18.                         847047  WIPRO EX 200+                                                          9
------------------------------------------------------------------------------------------------------------
19.                         847048  WIPRO LX 840                                                          16
------------------------------------------------------------------------------------------------------------
20.                         847049  WIPRO EX 200SK                                                         9
------------------------------------------------------------------------------------------------------------
21.                         847050  WIPRO EX 200+                                                         16
------------------------------------------------------------------------------------------------------------
22.                         847051  WIPRO EX 200SK                                                        16
------------------------------------------------------------------------------------------------------------
23.                         847052  WIPRO EX 1050                                                          9
------------------------------------------------------------------------------------------------------------
24.                         847053  WIPRO EX 100SK                                                         9
------------------------------------------------------------------------------------------------------------
25.                         847054  WIPRO WX 1050                                                         16
------------------------------------------------------------------------------------------------------------
26.                         847055  WIPRO  EX 200DK                                                       16
------------------------------------------------------------------------------------------------------------
27.                         851969  WIPRO LX 240                                                          16
------------------------------------------------------------------------------------------------------------
28.                         851970  WIPRO LX 240                                                           9
------------------------------------------------------------------------------------------------------------
29.                         635091  WIPRO EX 1050                                                         16
------------------------------------------------------------------------------------------------------------
30.                         635092  WIPRO  EX 1050                                                         9
------------------------------------------------------------------------------------------------------------
31.                         635094  WIPRO EX 1050                                                         16
------------------------------------------------------------------------------------------------------------
32.                         580365  WIPRO TRON - 860                                                       9
------------------------------------------------------------------------------------------------------------
33.                         580366  WIPRO TRON - 860                                                      16
------------------------------------------------------------------------------------------------------------